AMENDMENT NUMBER 1
                                       to
                              EMPLOYMENT AGREEMENT

      This AMENDMENT NUMBER 1 ("Amendment") dated June 13, 2007 amends the Employment Agreement ("Agreement") between BioForce Nanosciences Holdings, Inc. (the "Company") and Kerry M. Frey (the "Employee").

      In consideration of the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. All terms of the Agreement shall continue in full force and effect except as expressly modified in this Amendment. All terms of the Agreement shall apply to this Amendment, except in the event and to the extent they are expressly modified herein, in which case the terms of this Amendment shall control. All capitalized terms used in the Amendment not otherwise defined shall have the same meaning as in the Agreement.

2. Section 3(a) of the Agreement is amended by deleting the provision in its entirety and replacing it with the following: "During the Term of this Agreement, the Employee shall serve as the President and Chief Operating Officer of the Company, or in such other executive capacity as may be assigned to the Employee, and shall perform all duties commensurate with the Employee's position and as may be assigned to the Employee by the Chairman of the Board of Directors or the Chief Executive Officer of the Company or such other person(s) as may be designated by the Board of Directors of the Company (the "Board"). The Employee shall report to the Chairman of the Board or the Chief Executive Officer or such other person(s) as may be designated by the Board and shall at all times keep the Chairman of the Board and the Chief Executive Officer (or such other officer as the Chairman of the Board, the Chief Executive Officer or the Board may designate from time to time) promptly and fully informed (in writing if so requested) of the Employee's conduct and of the business or affairs of the Company, and provide such explanations of the Employee's conduct as may be required."

3. Section 4(a) of the Agreement is amended by deleting its first sentence in its entirety and replacing it with the following: "As compensation in full for all services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee a base salary of $165,000 per year, less deductions and withholdings, which salary shall be paid in twice monthly increments in arrears or otherwise as in accordance with the Company's normal payroll procedures and policies."

4. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

5. Each party represents and warrants that the person signing this Amendment has the full and proper authority to do so and has been empowered to make and execute this Amendment.

      IN WITNESS WHEREOF, the parties caused this Amendment to be executed on the day and year first written above.

BioForce Nanosciences Holdings, Inc.            Kerry M. Frey


By: /s/ Eric Henderson                          /s/ Kerry M. Frey
    ------------------                          -----------------
    Eric Henderson
    Chief Executive Officer